UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 04, 2024

Excelerate Energy, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-41352	87-2878691
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2445 Technology Forest Blvd. Level 6
The Woodlands, Texas		77381
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 832 813-7100

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.001 par value per share	EE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

In connection with the initial public offering of Excelerate Energy, Inc. (the “Company”), the Company entered into a Stockholder’s Agreement, as further amended in August 2023 (the “Stockholder’s Agreement”), with Excelerate Energy Holdings, LLC (“EE Holdings”) and Excelerate Energy Limited Partnership (“EELP”). The Stockholder’s Agreement grants EE Holdings, subject to the board’s fiduciary duties and certain ownership thresholds, the right to designate the chairperson of the Company’s board of directors (the “Board”), a certain number of nominees for election to the Board and, subject to listing exchange requirements, certain committee members (together, the “Board and Committee Composition Rights”). In the event that EE Holdings ceases to have the right to designate one or more director(s), if requested by the chairperson of the Board or a majority of directors then in office, the director designee selected by EE Holdings shall resign (the “Resignation Provision”) or EE Holdings shall take all action necessary to remove such director designee. Additionally, EE Holdings has certain observer rights as long as EE Holdings (including its permitted transferees) has the right to designate director-designees under the Stockholder’s Agreement. The Stockholder’s Agreement also specifies that the Company will not take certain significant actions specified therein without the prior written consent of EE Holdings, subject to specified ownership thresholds (the “Consent Rights”).

Recently, in an opinion captioned West Palm Beach Firefighters’ Pension Fund v. Moelis & Company (“Moelis”), the Court of Chancery of the State of Delaware declared invalid certain rights that are similar to some of the Board and Committee Composition Rights and to the Consent Rights. In light of the Moelis decision, on April 4, 2024, the Company, EELP and EE Holdings have entered into a Waiver Agreement with respect to the Stockholder’s Agreement (the “Waiver Agreement”). The Waiver Agreement is effective immediately and (i) reaffirms that the Board and Committee Composition Rights are subject to the fiduciary duties of the directors so that the Board and the Company need only comply with such rights to the extent that doing so is consistent with the fiduciary duties that the Company’s directors have in their capacity as directors, and waives any Board and Committee Composition Rights to the extent necessary to reflect this reaffirmation (the “Confirmation Waivers”); (ii) waives the Resignation Provision if the director designee subject to the Resignation Provision determines in good faith that resigning is inconsistent with his or her fiduciary duties (the “Resignation Provision Waiver”); and (iii) waives the Consent Rights (the “Consent Rights Waiver” and, together with the Confirmation Waiver and Resignation Provision Waiver, the “Waivers”). Each of the Waivers shall terminate, and be of no further force and effect, upon the occurrence of either (a) a final judicial decision from which there is no further right of appeal (which decision need not be issued in litigation involving the Company) or (b) the enactment of a law in the State of Delaware, where, in either case, the parties to the Waiver Agreement mutually agree that the decision or the new law results in the obligations waived in the Waiver Agreement, as applicable, being enforceable absent the relevant Waiver. In addition, the Waiver Agreement provides that, if such a decision or new law requires approval of the Board or stockholders to have such a result, then the Company and the Board shall take all Necessary Action (as defined in the Stockholder’s Agreement, including to limit any required action of the Board to those consistent with the directors’ fiduciary duties) to obtain such approval.

A copy of the Waiver Agreement is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference, and the foregoing description of the Waiver Agreement is qualified in its entirety by reference thereto.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	Waiver Agreement, by and among the Company, EE Holdings and EELP, dated April 4, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Excelerate Energy, Inc.

Date:	April 5, 2024	By:	/s/ Dana Armstrong
Dana Armstrong Executive Vice President and Chief Financial Officer (Principal Financial Officer)